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                                 Exhibit 10.56

                            SECOND AMENDMENT TO THE

                          PINNACLE ENTERTAINMENT, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


     Pinnacle Entertainment, Inc., a Delaware corporation (the "Company"), hereby amends the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan (the "Plan"), with reference to the following facts:

     A. The Company maintains the Plan to provide benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.

     B. By Section 12.2 of the Plan, the Company has reserved the right to amend the Plan.

     C. The Company wishes to amend the Plan to provide that benefits will automatically be paid in lump sums, rather than in installments, if a Participant's Account Balance is less than $50,000, rather than less than $10,000.

     NOW, THEREFORE, the Plan is hereby amended, effective for deaths, Retirements, Disabilities, and Terminations of Employment which occur on or after January 1, 2001, as follows:

     1. All references in the Plan to "$10,000" are hereby amended to be references to "$50,000."

     2. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to be in full force and effect.

     IN WITNESS WHEREOF, the Company has executed this Second Amendment to be effective as of January 1, 2001.

                              PINNACLE ENTERTAINMENT, INC.


                              By: /s/ Loren S. Ostrow
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